Exhibit 23.4

April 4, 2018

Consent of ProBank Austin:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. (the “Company”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the Company’s proposed merger with and into a subsidiary of Mackinac Financial Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission by Mackinac Financial Corporation, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ ProBank Austin

ProBank Austin
Toledo, Ohio